SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2026

BALLSTON SPA BANCORP, INC.
(Exact name of registrant as specified in its charter)

New York	333-291808	74-2245601
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

990 State Route 67, Ballston Spa, NY		12020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (518) 363-8199

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Ballston Spa Bancorp, Inc. (the “Company”) was held on August 27, 2026.  The final vote result on each matter submitted to a vote of shareholders is as follows:

  The following nominees were elected to serve as directors of the Company by the following vote:

For a three-year term	For	Withhold	Broker Non-Votes
Paul N. DiCaprio	699,213	37,162	161,781
Michael S. Dunn	700,657	35,718	161,781
Beth A. Grasso	698,930	37,445	161,781
Aaron P. Flach	693,791	42,584	161,781

For a two-year term	For	Withhold	Broker Non-Votes
Joseph H. Warren	687,371	49,004	161,781
Carl A. Florio	675,563	60,812	161,781

For a one-year term	For	Withhold	Broker Non-Votes
Donald G. Persico	700,428	35,947	161,781

  The appointment of Crowe LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified by the following vote:

For	Against	Abstain
892,051	4,648	1,457

Note Regarding Section 15(d) Filing Status
The Company is filing this Current Report on Form 8-K pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 15d-11 thereunder. The Company does not have a class of securities registered under Section 12 of the Exchange Act and is not subject to the proxy solicitation requirements of Section 14(a) of the Exchange Act or Regulation 14A thereunder. Notwithstanding the foregoing, the Company is required to report the results of the annual meeting described above under Item 5.07 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALLSTON SPA BANCORP, INC.

DATE: August 28, 2026	By:	/s/ Christopher Dowd
Christopher Dowd
Chief Executive Officer